Exhibit 10.14

EXECUTION VERSION

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of November 9, 2021, by and among (i) SK Invictus Holdings S.à.r.l., a limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B221.541 (“Seller”), (ii) EverArc Holdings Limited, a company limited by shares incorporated with limited liability under the laws of the British Virgin Islands (“EverArc”), and (iii) Wilmington Trust, N.A., a national banking association, as escrow agent (the “Escrow Agent”). Seller and EverArc are sometimes collectively referred to herein as the “Parties” and individually as a “Party.” Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

WHEREAS, EverArc and Seller are parties to that certain Business Combination Agreement, dated as of June 15, 2021, by and among EverArc, Seller, SK Invictus Intermediate S.à.r.l., a limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B 221.545, Perimeter Solutions, SA, a public company limited by shares (société anonyme) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 12E, rue Guillaume Kroll, L-1882, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B 256.548, and EverArc (BVI) Merger Sub Limited, a company limited by shares incorporated with limited liability under the laws of the British Virgin Islands (the “BCA”);

WHEREAS, the BCA contemplates the establishment of separate escrow funds as a source of recovery for any adjustments made in determining the Final Company Value as set forth in Section 3.06 of the BCA;

WHEREAS, the Parties and the Escrow Agent desire to more specifically set forth their rights and obligations with respect to the Escrow Funds (as defined below) and the distribution and release thereof;

WHEREAS, the execution and delivery of this Agreement is a condition to the consummation of the transactions contemplated by the BCA; and

WHEREAS, Exhibit C to this Agreement sets forth the wire transfer instructions for Seller and EverArc.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties and the Escrow Agent hereby agree as follows.

1. Appointment of Escrow Agent. EverArc and Seller hereby appoint the Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

2. Escrow Deposit.

(a) On the date of this Agreement, Seller shall deposit or cause to be deposited with the Escrow Agent an amount equal to $7,600,000 (such amount, together with all interest, income and other earnings accrued thereon, which has not been distributed pursuant to this Agreement, the “Escrow Funds”); and

(b) The Escrow Agent shall hold the Escrow Funds in a separate and distinct account (the “Escrow Account”). The Escrow Agent shall not distribute or release the Escrow Funds except in accordance with the express terms and conditions of this Agreement.

3. Permitted Investments.

(a) The Escrow Agent shall hold the Escrow Funds in a non-interest bearing account. Amounts on deposit are insured up to a total of $250,000 per depositor, per insured bank (including principal and accrued interest) by the Federal Deposit Insurance Corporation (the “FDIC”), subject to the applicable rules & regulations of the FDIC. The Parties understand that deposits are not secured. The Escrow Agent shall send statements to each of the Parties on a monthly basis reflecting activity in the Escrow Account for the preceding month.

(b) Although the Parties recognize that they may obtain a broker confirmation or written statement containing comparable information at no additional cost, the Parties hereby agree that confirmations of permitted investments are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered.

4. Release of Escrow Funds. No part of the Escrow Funds may be withdrawn or distributed from the Escrow Account except pursuant to either (i) a joint written instruction signed by Seller and EverArc (a “Joint Instruction”) directing the Escrow Agent to pay or otherwise distribute the Escrow Funds or (ii) a fixed, nonappealable judgment, order and decree of any court of competent jurisdiction which may be filed, entered or issued (each, a “Final Order”) directing the Escrow Agent to pay or otherwise distribute the Escrow Funds. Within two (2) Business Days after the Escrow Agent’s receipt of a Joint Instruction or Final Order, the Escrow Agent shall pay or otherwise distribute the Escrow Funds from the Escrow Account in accordance with such Joint Instruction or such Final Order, as applicable.

5. Conditions to Escrow. The Escrow Agent agrees to hold the Escrow Funds and to perform its obligations in accordance with the terms and provisions of this Agreement. The Parties agree that the Escrow Agent shall not assume any responsibility for the failure of the Parties to perform in accordance with the BCA or this Agreement. The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties. Nothing in this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder. The acceptance by the Escrow Agent of its responsibilities hereunder is subject to the following terms and conditions, which the parties hereto agree shall govern and control with respect to the Escrow Agent’s rights, duties and liabilities hereunder:

(a) Documents. The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document furnished to it, not only as to its due execution and validity and the effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which the Escrow Agent in good faith believes to be genuine and what it purports to be. Should it be necessary for the Escrow Agent to act upon any instructions, directions, documents or instruments issued or signed by or on behalf of any corporation, limited liability company, partnership, fiduciary or individual acting on behalf of another party hereto, it shall not be necessary for the Escrow Agent to inquire into such corporation’s, limited liability company’s, partnership’s, fiduciary’s or individual’s authority. The Escrow Agent is also relieved from the necessity of satisfying itself as to the authority of the person executing this Agreement on behalf of Seller or EverArc, as applicable. Concurrent with the execution of this Agreement, Seller and EverArc shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit A-1 and Exhibit A-2 to this Agreement. The Escrow Agent shall confirm each funds transfer instructions received in the name of Parties by confirming with an authorized individual set forth in Exhibit A-1 and Exhibit A-2, as applicable. Once delivered to the Escrow Agent, Exhibit A-1 or Exhibit A-2 may be revised or rescinded only in writing signed by an authorized representative of the Party.

(b) Liability. Provided the Escrow Agent complies with Joint Instructions or Final Orders furnished to it by Seller and EverArc and with the terms and conditions of this Agreement, the Escrow Agent shall not be liable for anything which it may do or refrain from doing in connection herewith, except for its own gross negligence, willful misconduct or fraud.

(c) Legal Counsel. The Escrow Agent may consult with, and obtain advice from, reputable legal counsel in the event of any question as to any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the reasonable opinion and instructions of such counsel.

(d) Limitation of Duties. The Escrow Agent shall have no duties except those which are expressly set forth herein and it shall not be bound by any agreements of the other parties hereto, including, without limitation, the BCA (whether or not it has any knowledge thereof). The Escrow Agent shall not be deemed a fiduciary for any party to this Agreement. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement. PROVIDED THE ESCROW AGENT COMPLIES WITH JOINT INSTRUCTIONS FURNISHED TO IT BY SELLER AND EVERARC AND FINAL ORDERS, AND WITH THE TERMS OF THIS AGREEMENT, THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE RESULTED FROM THE ESCROW AGENT’S FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

(e) Resignation or Termination of Escrow Agent. The Escrow Agent shall have the right to resign at any time by giving thirty (30) calendar days prior written notice of such resignation to the Parties and the Parties shall have the right to terminate the services of the Escrow Agent hereunder at any time by giving joint written notice (with such written notice being signed by the Parties) of such termination to the Escrow Agent, in each case specifying the effective date of such resignation or termination. Within thirty (30) days after receiving or delivering the aforesaid notice, as the case may be, the Parties agree to appoint a successor escrow agent to which the Escrow Agent shall distribute the property then held hereunder in accordance with the terms hereof. If a successor escrow agent has not been appointed and has not accepted such appointment by the end of such thirty (30)-day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent, and the reasonable costs and expenses which are incurred in connection with any such proceeding shall be paid one-half by EverArc, on the one hand, and one-half by Seller, on the other hand. Except as otherwise agreed to in writing by the Parties, no Escrow Funds shall be released from the Escrow Account unless and until a successor escrow agent has been appointed in accordance with this Section 5(e).

(f) Discharge of Escrow Agent. Upon delivery of all of the Escrow Funds pursuant to the terms of Section 4 above or to a successor Escrow Agent, the Escrow Agent shall thereafter be discharged from any further obligations hereunder. The Escrow Agent is hereby authorized, in any and all events, to comply with and obey any and all Final Orders, and, if it shall so comply or obey, it shall not be liable to any other person by reason of such compliance or obedience. The Escrow Agent shall be entitled to receive and may conclusively rely upon an opinion of counsel to the effect that a judgment, order or decree is final, nonappealable and from a court of competent jurisdiction.

(g) Interpleading of Assets upon Dispute. In the event that (i) any dispute shall arise between the Parties with respect to the disposition or disbursement of any of the assets held hereunder or (ii) the Escrow Agent shall be uncertain as to how to proceed in a situation not explicitly addressed by the terms of this Agreement whether because of conflicting demands by the Parties or otherwise, the Escrow Agent shall be permitted to interplead all of the assets held hereunder into a court of competent jurisdiction, and thereafter, absent its own fraud, gross negligence or willful misconduct, be fully relieved from any and all liability or obligation with respect to such interpleaded assets. The Parties further agree to pursue any redress or recourse in connection with such a dispute, without making the Escrow Agent a party to the same.

(h) Agency. The Escrow Agent shall have the right to perform any of its duties hereunder through agents, attorneys, custodians or nominees; provided, however, that the Escrow Agent shall be fully responsible for any acts and omissions of any such agents, attorneys, custodians or nominees appointed without due care.

(i) Merger of Escrow Agent. Any banking association or corporation into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any banking association or corporation to which all or substantially all of the corporate trust business of the Escrow Agent shall be transferred, shall succeed to all the Escrow Agent’s rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the Parties, anything herein to the contrary notwithstanding.

(j) Garnishment of Escrow Funds. In the event that any of the Escrow Funds shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

(k) Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

6. Income. The parties hereto hereby acknowledge that, for federal and state income tax purposes, any interest, earnings and other income earned on, or derived from, and any deductions attributable to fees and costs of, the Escrow Account (the “Income”) shall be income and deductions of Seller. The Escrow Agent shall be responsible for reporting any Income earned to the Internal Revenue Service. Any taxes payable on Income earned from the investment of any sums held hereunder shall be paid by Seller whether or not the Income was distributed by the Escrow Agent during any particular year and to the extent required under provisions of the Code. The Escrow Agent shall have no obligation to pay any taxes or estimated taxes with respect to the Escrow Account. The Escrow Agent shall have no responsibility for the preparation and/or filing of any tax or information return with respect to any transactions, whether or not related to the Agreement, that occurs outside the Escrow Account.

7. Indemnification. EverArc, on the one hand, and Seller, on the other hand, hereby agree, severally and not jointly, to indemnify the Escrow Agent for and to hold it harmless against any loss, liability or reasonable out-of-pocket expense (including reasonable and documented out-of-pocket attorneys’ fees and expenses) incurred without gross negligence, willful misconduct or fraud on the part of the Escrow Agent arising out of or in connection with its performance under this Agreement; provided, however, that, EverArc, on the one hand, and Seller, on the other hand, shall each be responsible for not more than 50% of any such losses, liabilities, fees or expenses.

8. Escrow Costs. The Escrow Agent shall be entitled to be paid a fee for its services pursuant to the attached Exhibit B and to be reimbursed for its reasonable and documented out-of-pocket costs and expenses incurred in connection with maintaining the Escrow Account hereunder, which fees, costs and expenses shall be paid fifty percent (50%) by Seller and fifty percent (50%) by EverArc. The Escrow Agent shall be entitled and is hereby granted the right to set off and deduct from the Escrow Funds any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from such Escrow Funds; provided, however, that the Escrow Agent must provide at least ten (10) days advance written notice to the Parties prior to any such set off and deduction. In the event that the Escrow Agent exercises its right to set off (as set forth in the immediately preceding sentence), the amount of such set off shall be replenished into the Escrow Funds by Seller.

9. Limitations on Rights to Escrow Funds. None of the Parties shall have any right, title or interest in or to, or possession of, the Escrow Account and therefore shall not have the ability to pledge, convey, hypothecate or grant as security all or any portion of the Escrow Funds unless and until such Escrow Funds have been released pursuant to Section 4 above. Accordingly, the Escrow Agent shall be in sole possession of the Escrow Funds and shall not act as custodian of the Parties under this Agreement for the purposes of perfecting a security interest therein, and no creditor of any of the Parties shall have any right to have or to hold or otherwise attach or seize all or any portion of the Escrow Funds as collateral for any obligation and shall not be able to obtain a security interest in any of the Escrow Funds unless and until such Escrow Funds have been released pursuant to Section 4 above.

10. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via e-mail to the e-mail address set out below; (c) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid. Notices, demands and communications, in each case to the respective parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing. “Business Day” means any day other than a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Chicago, Illinois.

Notice to EverArc:

with a copy to (which shall not constitute notice):

Notice to Seller:

with a copy to (which shall not constitute notice):

Notice to Escrow Agent:

Wilmington Trust, N.A.

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: David Sabbann

Facsimile: [***]

Email: [***]

11. Entire Agreement; Amendments. This Agreement, together with the BCA, contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any prior understandings or agreements by or among the parties hereto, whether written or oral, which may have related to the subject matter hereof in any way. This Agreement may be amended, or any provision of this Agreement may be waived, so long as such amendment or waiver is set forth in a writing executed by each of the Parties (a copy of which shall be promptly provided to the Escrow Agent); provided that, if any such amendment or waiver would have the effect of increasing or expanding the Escrow Agent’s obligations or duties under this Agreement, the written consent of the Escrow Agent shall be required in addition to the written consent of the Parties. No course of dealing between or among the parties hereto shall be deemed effective to modify, amend or discharge any part of this Agreement of any rights or obligations of any party hereto under or by reason of this Agreement.

12. Assigns and Assignment. This Agreement and all actions taken hereunder shall inure to the benefit of and shall be binding upon all of the parties hereto and upon all of their respective successors and assigns; provided that (a) the Escrow Agent shall not be permitted to assign its obligations hereunder except as provided in Sections 5(e) and 5(i) above and (b) no assignment by any of the Parties shall be binding against the Escrow Agent unless and until written notice of such assignment is delivered to and acknowledged by the Escrow Agent.

13. No Other Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person other than the Escrow Agent, the Parties and their permitted assigns any rights or remedies under or by reason of this Agreement.

14. Interpretation. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning hereof.

15. No Waiver. No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any right of further exercise or the exercise of any other right, power or privilege.

16. Severability. The parties hereto agree that (a) the provisions of this Agreement shall be severable in the event that for any reason whatsoever the provisions hereof are invalid, void or otherwise unenforceable, (b) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions that are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (c) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

17. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their collective mutual intent, and no rule of strict construction shall be applied against any person. The term “including” as used herein shall be by way of example and shall not be deemed to constitute a limitation of any term or provision contained herein. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form.

18. Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

19. Consent to Jurisdiction; Waiver of Jury Trial. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of any state court in the State of Delaware, United States of America, or any Federal court located in the State of Delaware, United States of America, for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement, or the subject matter of this Agreements may not be enforced in or by such court and (iii) hereby agrees not to commence any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 10 is reasonably calculated to give actual notice. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in respect to any litigation directly or indirectly arising out of or related to this Agreement or the transactions contemplated hereby.

20. Banking Days. If any date on which the Escrow Agent is required to make an investment or a delivery pursuant to the provisions hereof is not a banking day, then the Escrow Agent shall make such investment or delivery on the next succeeding banking day.

21. Counterparts. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts (including by means of telecopied or PDF signature pages), each of which shall be an original and all of which shall together constitute one and the same agreement.

22. Conflicts. The Parties agree and acknowledge that to the extent any terms and provisions of this Agreement are in any way inconsistent with or in conflict with any term, condition or provision of the BCA, the BCA shall govern and control. Unless and until the Escrow Agent shall be notified in writing that an inconsistency or a conflict exists between this Agreement and this BCA, it shall be entitled to conclusively assume that no such inconsistency or conflict exists. In the event that the Escrow Agent shall be notified that an inconsistency or a conflict exists between the Agreement and the BCA, the Escrow Agent shall be permitted to interplead assets held hereunder pursuant to Section 5(g) hereof.

23. Bankruptcy Proceedings. In the event of the commencement of a bankruptcy case or cases wherein EverArc or Seller is the debtor, the Escrow Funds will not constitute property of the debtor’s estate within the meaning of 11 U.S.C. § 541.

24. Specific Performance. The obligations of the parties hereto (including the Escrow Agent) are unique in that time is of the essence, and any delay in performance hereunder by any party will result in irreparable harm to the other parties hereto. Accordingly, any party may seek specific performance and/or injunctive relief before any court of competent jurisdiction in order to enforce this Agreement or to prevent violations of the provisions hereof, and no party will object to specific performance or injunctive relief as an appropriate remedy. The Escrow Agent acknowledges that its obligations, as well as the obligations of any party hereunder, are subject to the equitable remedy of specific performance and/or injunctive relief.

25. Termination. This Agreement shall terminate when all of the Escrow Funds in the Escrow Account have been released and distributed in accordance with Section 4. Upon such termination this Agreement shall have no further force and effect, except that the provisions of this Section 24 and Sections 6, 7 and 8 and Sections 10 through 21 shall survive such termination and the resignation or removal of the Escrow Agent.

Remainder of the page intentionally left blank; signature page follows

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first written above.

SELLER:

SK INVICTUS HOLDINGS S.À R.L.

By:	/s/ Edward Goldberg
Name:	Edward Goldberg
Its:	Class A Director

By:	/s/ Nikola Kalezic
Name:	Nikola Kalezic
Its:	Class B Director

Signature Page to Escrow Agreement

EVERARC:

By:	/s/ Nicholas Howley
Name:	Nicholas Howley
Title:	Director

ESCROW AGENT:

WILMINGTON TRUST, N.A., AS ESCROW AGENT

By:	/s/ David Sabbann
Name:	David Sabbann
Title:	Assistant Vice President

Signature Page to Escrow Agreement

EXHIBIT A-1

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Seller and are authorized to initiate and approve transactions of all types for the escrow account established under the Escrow Agreement to which this Exhibit A-1 is attached, on behalf of Seller.

Name / Title	Specimen Signature

Edward Goldberg	/s/ Edward Goldberg
Name	Signature

Chief Executive Officer / [***]
Title/Phone Number

Barry Lederman	/s/ Barry Lederman
Name	Signature

Chief Financial Officer / [***]
Title/Phone Number

EXHIBIT A-2

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of EverArc and are authorized to initiate and approve transactions of all types for the escrow account established under the Escrow Agreement to which this Exhibit A-2 is attached, on behalf of EverArc.

Name / Title	Specimen Signature

Vivek Raj	/s/ Vivek Raj
Name	Signature

Director / [***]
Title/Phone Number

Haitham Khouri	/s/ Haitham Khouri
Name	Signature

Director / [***]
Title/Phone Number

EXHIBIT B

SCHEDULE OF ESCROW AGENT FEES

Acceptance Fee:	$2,500

Initial Fees as they relate to Wilmington Trust acting in the capacity of Escrow Agent – includes review of the Escrow Agreement; acceptance of the Escrow appointment; setting up of Escrow Account(s) and accounting records; and coordination of receipt of funds for deposit to the Escrow Account(s). Acceptance Fee payable at time of Escrow Agreement execution.

Escrow Agent Administration Fee:	WAIVED

For ordinary administrative services by Escrow Agent – includes daily routine account management; investment transactions; cash transaction processing (including wire and check processing); monitoring claim notices pursuant to the agreement; disbursement of funds in accordance with the agreement; and mailing of trust account statements to all applicable parties. Administration Fee payable at time of Escrow Agreement execution.

Wilmington Trust’s bid is based on the following assumptions:

•	Number of Escrow Accounts to be established: One (1)

•	Estimated Term: [ ●]

•	Funds deposited in non-interest bearing account

Out-of-Pocket Expenses:	Billed At Cost

EXHIBIT C

Wire Transfer Instructions

Seller:

Bank Name: [***]

ABA Number: [***]

Swift Code: [***]

Account Name: [***]

Account Number: [***]

EverArc:

Bank Name:

ABA Number:

Account Name:

Account Number: